EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

America First Fresno Apartment Investors, L.P. and Operating Company
America First PM Group, Inc.
Apollo Associates, Ltd.
Apollo Associates GP, LLC
Arbor Knoll-Crest, LLC
Arizona Coral Point Apartments Limited Partnership
Belvedere Apartments Limited Partnership
Belvedere GP, LLC
Bluff Ridge Associates Limited Partnership
Brentwood Oaks Apartments L.P.
Brentwood Oaks Operating Company
Capital Source GP, L.L.C.
Centrum Monticello Limited Partnership
Coral Point Apartments Operating Company
CS Properties I, Inc.
CS Properties II, Inc.
Cypress Landings II, Ltd.
Delta Crossing Limited Partnership
EC Apartments Limited Partnership and Operating Company
Fox Hollow, Ltd.
Greenbriar-Hunt Holding Corp.
Hunt’s View Apartments Limited Partnership
Interstate Limited Partnership
Lakes of Northdale, Ltd.
Littlestone LLC
Northdale GP Corp.
Oakhurst Apartments Limited Partnership
Oakhurst GP, LLC
Oakwell Farms Limited Partnership
Oyster Cove Limited Partnership
Park at 58 Limited Partnership
Park at 58 Operating Company
Park Trace Apartments Limited Partnership
Park Trace Operating Company
Ponds at Georgetown Limited Partnership
The Glades Apartments Limited Partnership
The Glades Apartments Operating Company
The Park at Countryside Limited Partnership
The Park at Countryside Operating Company
The Retreat Apartments Limited Partnership
The Retreat Operating Company
Tulsa-Greenbriar Apartments, Inc.
Waters Edge Limited Partnership